UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2014

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

Effective October 27, 2014, Mr. Jeffrey Eisenberg resigned from the Board of Directors (the “Board”) of Health Insurance Innovations, Inc. (the “Company”). The Company will continue to utilize Mr. Eisenberg’s advisory consulting services in various areas of strategic importance to the Company, including leveraging and integrating the Company’s HealthPocket acquisition and assisting in the development of the Company’s marketing strategies. Mr. Eisenberg and the Company’s Board have determined that Mr. Eisenberg’s consulting services and expertise will provide more value to the Company’s stockholders in these priority areas as compared to continued service as an outside director. Mr. Eisenberg’s resignation was not a result of any disagreement with the Company, known to any executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

Appointment of New Director

On October 28, 2014, the Board appointed a new director, Robert S. Murley, to fill the vacancy created by Mr. Eisenberg’s resignation and to serve until the Company’s next annual stockholder meeting or until his successor is elected and qualified. The Board has determined that Mr. Murley is “independent” under the rules of the NASDAQ Stock Market.

Mr. Murley, age 64, is currently the Vice Chairman-Senior Advisor of Credit Suisse, LLC, having served in a number of senior leadership roles for almost 40 years with the firm, after beginning his career in New York. He later relocated to the Chicago office, where he served as the office head from 1991 to 2005. In 1999, he co-founded the Global Industrial and Services Group, one of the firm’s largest industry practices. In 2005, Mr. Murley was appointed as Chairman of Investment Banking for the Americas, serving in that position until April 2012, when he was appointed Vice Chairman-Senior Advisor. Mr. Murley currently serves as a director of two publicly-traded companies: Apollo Education Group, Inc., the nation’s largest for-profit education company, and Stone Energy Corporation, an independent oil and natural gas company. His civic activities include serving as Chair of the Board of Overseers of the UCLA Anderson School of Management, officer on the Board of Trustees of Princeton University, Chairman of the Board of the Educational Testing Service and trustee of the Museum of Science and Industry of Chicago. Mr. Murley received his B.A. from Princeton University, his M.B.A. from the UCLA Anderson School of Management and his M.S. in International Economics from the London School of Economics. The Board believes that Mr. Murley’s existing public company board experience and his deep knowledge of the capital markets, the economy and his long history of advising many large corporations on advisory and capital raising assignments makes him a valuable new member of the Company’s Board.

As an independent director, Mr. Murley will be compensated in accordance with the Company’s compensation policies applicable to independent directors, which are described in the Company’s proxy statements filed with the Securities and Exchange Commission.

There is no arrangement or understanding between Mr. Murley and any other person pursuant to which Mr. Murley was selected as a director of the Company, and there are no transactions in which Mr. Murley has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On October 29, 2014, the Company issued a press release announcing the appointment of Mr. Murley as a director of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and in the related Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Health Insurance Innovations, Inc., dated October 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2014	HEALTH INSURANCE INNOVATIONS, INC.

/s/ Michael A Petrizzo, Jr.
	Name:	Michael A. Petrizzo, Jr.
	Title:	Executive Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Health Insurance Innovations, Inc., dated October 29, 2014.